Registration No. 333-

As filed with the Securities and Exchange Commission on January 28, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DATACENTREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	85-3651036
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

470 W 200 N STE 18

Salt Lake City, UT 84103

(800) 403-6150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Parker Scott

Chief Executive Officer

Datacentrex, Inc.

470 W 200 N STE 18

Salt Lake City, UT 84103

(800) 403-6150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Telephone: (212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or other interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated January 28, 2026

DATACENTREX, INC.

23,661,884 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders named herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of up to 23,661,884 shares of common stock of Datacentrex, Inc. (the “Company,” “we,” “us” or “our”), par value $0.001 per share (“Common Stock”), consisting of: (i) 10,423,089 shares (the “Shares”) of Common Stock issued to the stockholders of Dogehash Technologies, Inc., a Nevada corporation (“Doge”), under that certain Agreement and Plan of Merger dated as of August 18, 2025 (“Merger Agreement”), pursuant to which we acquired Doge and (ii) 13,238,795 shares of Common Stock issuable upon conversion of our Series D Convertible Preferred Stock (the “Series D Convertible Preferred”) issued under the Merger Agreement (collectively, the “Registrable Securities”).

The Registrable Securities were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

We are not selling any Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Stockholders.

The Selling Stockholders identified in this prospectus may offer the Registrable Securities from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Registrable Securities on behalf of the Selling Stockholders, however, does not necessarily mean that any of the Selling Stockholders will offer or sell their Registrable Securities under this registration statement or at any time in the near future. Further, certain shares of Common Stock constituting Registrable Securities are subject to lock-up agreements which may restrict sales by the Selling Stockholders. We provide more information about how the Selling Stockholders may sell their Registrable Securities in the section entitled “Plan of Distribution” on page 11.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Registrable Securities, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the Registrable Securities pursuant to this prospectus.

Our Common Stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “DTCX”. On January 27, 2026, the closing price of our Common Stock as reported on Nasdaq was $2.53 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

You should rely only on information contained in this prospectus, as well as the information incorporated by reference into this prospectus. We and the Selling Stockholders have not, and any underwriter has not, authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference this prospectus. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein and is qualified in its entirety by the more detailed information and financial statements included elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, references in this prospectus to “Datacentrex,” the “Company,” “we,” “us,” “our” and similar references refer to Datacentrex, Inc.

Overview

Datacentrex, Inc. is a digital infrastructure and capital deployment company that owns and operates Scrypt compute assets and evaluates strategic transactions across asset-backed operating businesses. Our current operating platform is centered on owned and operated Scrypt-based proof-of-work compute deployed through third-party colocation facilities. We monetize this compute primarily through hashrate marketplace mechanisms and manage a treasury of digital assets and cash in a manner intended to preserve capital and support opportunistic, accretive deployment.

Our Scrypt compute operations utilize specialized application-specific integrated circuit (“ASIC”) hardware to contribute hashrate to the Litecoin blockchain. Through merged-mining architecture, that same hashrate can simultaneously secure and validate additional Scrypt-based networks, including Dogecoin and other auxiliary Scrypt chains, without incremental energy consumption. This merged-mining attribute allows a single deployment of compute and power to produce economic exposure to multiple networks, subject to protocol rules and monetization mechanics.

As of the consummation of the transaction between Thumzup Media Corporation and Dogehash Technologies, Inc., the Company operates more than 3,100 Scrypt ASIC miners deployed across multiple geographically diversified colocation facilities.

Our results are primarily driven by (i) realized revenue rate per unit of hashrate deployed, (ii) power cost and curtailment exposure at the facility level, (iii) uptime and operational execution, (iv) availability and replacement cycle dynamics for Scrypt ASIC supply, and (v) treasury and capital allocation decisions, including decisions regarding holding, converting, or deploying digital assets and cash.

We are not a protocol developer. We do not control any blockchain network and do not generate revenues from maintaining or updating any open-source network protocol. Our results depend on our ability to procure and operate compute infrastructure economically and to monetize that compute in a manner that produces attractive risk-adjusted returns.

Recent Developments

Doge Acquisition

On August 18, 2025, Datacentrex entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TZUP Merger Sub, Inc., a wholly-owned subsidiary of Datacentrex (“Merger Sub”), and Doge, a Nevada corporation, pursuant to which the Company agreed to acquire Doge (the “Acquisition”).

On December 15, 2025, Merger Sub and Doge filed Articles of Merger with the Nevada Secretary of State pursuant to which, effective as of December 15, 2025, Merger Sub merged with and into Doge with Doge surviving as a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, the Company issued an aggregate of 13,835,188 shares of the Company’s Common Stock, and 16,239.812 shares of Series D Convertible Preferred convertible into an aggregate of 16,239,812 shares of Common Stock to the stockholders of Doge in exchange for 100% of the outstanding capital stock of Doge.

For a summary of the Acquisition, see “Issuance of Common Stock and Series D Convertible Preferred Stock” beginning on page 9 of this prospectus.

Name Change

On December 15, 2025, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change its name to Datacentrex, Inc. from Thumzup Media Corporation.

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Corporate Information

The Company was incorporated under the laws of the State of Nevada on October 27, 2020, under the name Thumzup Media Corporation and changed its name to Datacentrex, Inc., effective December 15, 2025, in connection with the Acquisition.

The Company’s operations are principally operated remotely at various data centers throughout the United States. The Company’s principal address is 470 W 200 N STE 18, Salt Lake City, UT 84103 and its telephone number is (800) 403-6150. The Company’s website address is www.datacentrex.com. The information provided on the Company’s website is not part of this prospectus and is not incorporated by reference into this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●

being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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RISK FACTORS

Investing in our securities involves substantial risks. Please carefully consider the risk factors described below together with the risk factors described in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, as amended April 30, 2025 and October 30, 2025 on Form 10-K/As, any subsequent updates in our Quarterly Reports on Form 10-Q, our Definitive Proxy Statement on Schedule 14A 14A filed with the SEC on October 30, 2025, and in any other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, and the matters discussed under “Disclosure Regarding Forward-Looking Statements” below, before making an investment decision. Additional risk factors may be included in any prospectus supplements relating to securities described in this prospectus. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future and could result in a complete loss of your investment.

A sale of a substantial number of shares of Common Stock by our stockholders may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The price of our Common Stock may fluctuate substantially.

You should consider an investment in our Common Stock to be risky, and you should invest in our Common Stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our Common Stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section are:

●	the results of operating and financial performance and prospects of other companies in the same industry;

●	strategic actions by the Company or its competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by competitors;

●	the public’s reaction to Company press releases, other public announcements, and filings with the Securities and Exchange Commission;

●	lack of securities analyst coverage or speculation in the press or investment community about the Company or market opportunities in the social media marketing industry;

●	changes in government policies in the United States and, as the Company’s international business increases, in other foreign countries;

●	market and industry perception of the Company’s success, or lack thereof, in pursuing its growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving the Company, its services or its products;

●	arrival and departure of key personnel;

●	sales of Common Stock by the Company, its investors or members of its management team; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

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We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders covered by this prospectus.

We are registering the shares of Common Stock that were, or may be, issued by us to the Selling Stockholders to permit the resale of these shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

We do not intend to pay cash dividends on our shares of Common Stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our Common Stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our Common Stock does not develop or is sustained, our Common Stock may remain thinly traded.

The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our Common Stock;

●	the market price of our Common Stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our Common Stock;

●	the number of market makers in our Common Stock;

●	the availability of information concerning the trading prices and volume of our Common Stock; and

●	the number of broker-dealers willing to execute trades in shares of our Common Stock.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), about us and our subsidiary. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, among other things, statements about:

●	our business strategies;

●	risks relating to the timing and costs of clinical trials and the timing and costs of other expenses;

●	risks related to market acceptance of products;

●	intellectual property risks;

●	risks associated with our reliance on third-party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	assumptions regarding the size of the available market, benefits of our products, product pricing and timing of product launches;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans.

We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results to differ from those projected include, but are not limited to, the risk factors set forth herein, risk factors under the title “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and elsewhere in the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus and any applicable prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus and any applicable prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus and any applicable prospectus supplement or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

The net proceeds from any disposition of the shares of Common Stock covered hereby will be received by the Selling Stockholders. We will not receive any of the proceeds from the sale of any such shares of Common Stock offered by this prospectus.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, our authorized capital stock consisted of 250,000,000 shares of Common Stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of the date of this Prospectus, there were 32,238,955 shares of our Common Stock, 161,507.98 Shares of Series A Preferred Convertible Voting Stock, and 16,239.812 shares of Series D Convertible Preferred issued and outstanding. All outstanding shares of our Common Stock and preferred stock are fully paid and nonassessable.

The following is a summary description of the material terms and provisions of our Common Stock and Series D Convertible Preferred. For a more detailed description of these and our other securities, you should read the applicable provisions of Nevada law, our Articles of Incorporation, our Bylaws and the reports that we file with the SEC, which are incorporated herein by reference.

Common Stock

The following summarizes the rights of holders of our Common Stock:

●	a holder of Common Stock is entitled to one vote per share on all matters to be voted upon generally by the shareholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of Preferred Stock outstanding, the holders of Common Stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of Common Stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding Preferred Stock;

●	there are no redemption or sinking fund provisions applicable to our Common Stock; and

●	there are no preemptive, subscription or conversion rights applicable to our Common Stock.

Series D Convertible Preferred Stock

Each share of Series D Preferred is convertible into 1,000 shares of Common Stock and contains a beneficial ownership limitation of 4.99% or 9.99% at the option of each holder. Holders of Series D Preferred are not entitled to vote. The Series D Preferred rank junior to the Company’s Series A Preferred Stock and is pari passu with the Common Stock. In the event of liquidation of the Company, the holders of Series D Preferred will share in the distribution of the Company’s net assets on an as-converted basis together with the Common Stock, subordinate only to the Series A Preferred Stock. The Series D Preferred conversion ratio is subject to equitable adjustment in the event of a stock split, reverse split and similar events.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada Revised Statutes, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Shareholder Meetings. Our bylaws provide that a special meeting of shareholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Shareholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the shareholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Shareholders Not Entitled to Cumulative Voting. Our bylaws do not permit shareholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 shareholders from engaging in various “combination” transactions with any interested shareholder for a period of two years after the date of the transaction in which the person became an interested shareholder, unless the transaction is approved by the board of directors prior to the date the interested shareholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the shareholders by the affirmative vote of shareholders representing at least 60% of the outstanding voting power held by disinterested shareholders, and extends beyond the expiration of the two-year period, unless:

●	the was approved by the board of directors prior to the person becoming an interested shareholder or the transaction by which the person first became an interested shareholder was approved by the board of directors before the person became an interested shareholder or the combination is later approved by a majority of the voting power held by disinterested shareholders;

●	the consideration to be paid by the interested shareholder is at least equal to the highest of: (a) the highest price per share paid by the interested shareholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested shareholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested shareholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested shareholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested shareholder or an affiliate or associate of an interested shareholder. In general, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our shareholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 shareholders, including at least 100 shareholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested shareholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested shareholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other shareholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is Equity Stock Transfer, LLC, 237 W. 37th St., Suite 602, New York, NY 10018. Its telephone number is (212) 575-5757.

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PRIVATE PLACEMENT OF COMMON STOCK AND SERIES D CONVERTIBLE PREFERRED STOCK

Acquisition of Doge

On August 18, 2025, the Company entered into the Merger Agreement with Merger Sub, and Doge, pursuant to which the Company agreed to acquire Doge. On December 8, 2025, the Company received stockholder approval of the transactions contemplated by the Merger Agreement, and on December 15, 2025, Merger Sub and Doge filed Articles of Merger with the Nevada Secretary of State pursuant to which, effective as of December 15, 2025, Merger Sub merged with and into Doge with Doge surviving as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the Company issued an aggregate of 13,835,188 shares of Common Sock, and 16,239.812 shares of Series D Convertible Preferred convertible into an aggregate of 16,239,812 shares of Common Stock to the stockholders of Doge in exchange for 100% of the outstanding capital stock of Doge. As a result of the completion of the Acquisition on December 15, 2025, a change of control of the Company occurred, and Doge became a wholly-owned subsidiary of the Company.

The Registrable Securities were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

Lock-Up Agreements

In July 2025, holders of Common Stock and Series D Convertible Preferred issued under the terms of the Merger Agreement entered into and are subject to certain lock-up agreements under which for a period of 180 days following the following the issuance of the shares (the “Lock-Up Period”), subject to certain exclusions, without the prior written consent of the Company or Dominari Securities, LLC., the holders will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares (as defined in the lock-up agreements) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of warrants or a stock option) whether now owned or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares or such other securities, in cash or otherwise.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the securities even if such securities would be disposed of by someone other than the holder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

Notwithstanding the foregoing, the Lock-up Period shall not apply to: (A) one-third (1/3) of 18,750,000 Shares acquired by the investors in US Data and Energy, LLC (“USD&E”). in connection with the closing of the acquisition of the assets of such company from and following the Effective Date; plus (B) one-third (1/3) of the shares acquired by the investors in USD&E from and after the date that is ninety (90) days following the issuance of the shares; plus (C) one-third (1/3) of the shares acquired by the investors in USD&E from and after the date that is one-hundred and eighty (180) days following the issuance of the shares, and pursuant to certain other customary exceptions.

9

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon conversion of the Series D Preferred Stock. For additional information regarding the issuances of those securities, see “Recent Developments – Doge Acquisition” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock, or as otherwise set forth herein the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of our securities, as of January 28, 2026, assuming conversion of the Series D Preferred Stock held by the Selling Stockholders on that date, without regard to any limitations on conversion.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

This prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, determined as if the outstanding Series D Preferred Stock were converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Share of Common Stock Beneficially Owned	Maximum Number of shares to be sold pursuant to this Prospectus	Number of shares Beneficially Owned After Offering
2613560 Ontario Inc (1)	103,339	103,339	-
Adam Fass	137,785	137,785	-
AKAA Family LLLP (2)	344,463	344,463	-
Alexandra Altman	137,785	137,785	-
American Ventures LLC (3) (4)	8,450,000	8,450,000	-
Andrew Schwartzberg	1,102,369	1,102,369	-
Anthony J. Brent	82,678	82,678	-
Bi-Coastal Consulting Corp. Inc. 401K PSP (5)	103,339	103,339	-
Brian Weitman	165,355	165,355	-
Brookview Investment Trust (6)	413,355	413,355	-
Calhoun First Financial Inc. (7)	306,572	306,572	-
Darwin Investments LLC (8)	250,000	250,000	-
Digital Trust FBO Erick Richardson IRA (9)	55,118	55,118	-
Eleven Ventures LLC (10)	1,888,981	1,722,314	166,667
Irel Quezda	237,785	137,785	100,000
James Stafford	1,550,083	1,550,083	-
Josh Kaplan	137,796	137,796	-
Las Olas Capital, LLC (11)	688,926	688,926	-
ML Capital LLC (12)	3,000,000	1,750,000	1,250,000
Nikolai Sopko	34,446	34,446	-
Payne Cong	200,000	200,000	-
Raiders 33 LLC (13)	500,000	500,000	-
Ross Carmel	100,000	100,000	-
Valkyrie X LLC Series I USDAE (14) (15)	4,788,795	4,788,795	-
Youngjun Youn	55,118	55,118	-
Kira Whitehead	344,463	344,463	-
TOTAL		23,661,884

1.	Mike Dai is a Director of 2613560 Ontario Inc and, in such capacity, has the right to vote and dispose of the securities held by 2613560 Ontario Inc.
2.	Douglas A. Perera is the Manager of AKAA Family LLLP and, in such capacity, has the right to vote and dispose of the securities held by AKAA Family LLLP.
3.	Eric Newman is the Executive Vice President and Head of Investment Banking of American Ventures LLC and, in such capacity, has the right to vote and dispose of the securities held by American Ventures LLC.
4.	Represents 8,450 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.
5.	Peter T. Benz is a member of Bi-Coastal Consulting Corp. Inc. 401K PSP and, in such capacity, has the right to vote and dispose of the securities held by Bi-Coastal Consulting Corp. Inc. 401K PSP.
6.	Michael Wild is the Trustee of Brookview Investment Trust and, in such capacity, has the right to vote and dispose of the securities held by Brookview Investment Trust.
7.	Wally Rudensky is the President of Calhoun First Financial Inc. and, in such capacity, has the right to vote and dispose of the securities held by Calhoun First Financial Inc.
8.	Harvey Kesner is the Sole Manager of Darwin Investments LLC and, in such capacity, has the right to vote and dispose of the securities held by Darwin Investments LLC.
9.	Erick Richardson is the Trustee of Digital Trust FBO Erick Richardson IRA and, in such capacity, has the right to vote and dispose of the securities held by Digital Trust FBO Erick Richardson IRA.
10.	Hartley Wasko is the Manager of Eleven Ventures LLC and, in such capacity, has the right to vote and dispose of the securities held by Eleven Ventures LLC.
11.	James McCabe is the Managing Member of Las Olas Capital, LLC and, in such capacity, has the right to vote and dispose of the securities held by Olas Capital, LLC.
12.	Parker Scott is the Sole Member of ML Capital LLC and, in such capacity, has the right to vote and dispose of the securities held by Olas Capital, LLC. Mr. Scott is the Chief Executive Officer and Chairman of the Company.
13.	Alex Spiro is the Managing Member of Raiders 33 LLC and, in such capacity, has the right to vote and dispose of the securities held by Raiders 33 LLC.
14.	Jinpyung Yoo is the Chief Executive Officer of Valkyrie X LLC Series I USDAE and, in such capacity, has the right to vote and dispose of the securities held by Valkyrie X LLC Series I USDAE.
15.	Represents 4,788.8 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.

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PLAN OF DISTRIBUTION

Each selling stockholder of the Registrable Securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	ordinary trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Registrable Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Registrable Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Registrable Securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Haynie & Company, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the sale, from time to time, of the Registrable Securities held by the Selling Stockholders named in this prospectus and any applicable prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the Registrable Securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as our reports, proxy statements and other information, on the SEC’s website at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.thumzupmedia.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025;

●	Amendments No. 1 and No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on April 30, 2025 and October 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025; for the quarterly period ended June 30, 2025 filed with the SEC on August 14, 2025; and our the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 27, 2025, March 7, 2025, March 20, 2025, March 25, 2025, May 13, 2025, June 23, 2025, July 7, 2025, July 15, 2025, July 21, 2025, August 6, 2025, August 12, 2025, August 21, 2025, August 22, 2025, September 4, 2025, September 12, 2025, September 17, 2025, September 19, 2025, September 25, 2025, September 30, 2025, October 9, 2025, October 14, 2025, October 17, 2025, and October 27, 2025; November 26, 2025, December 5, 2025, December 8, 2025, December 15, 2025, January 2, 2026, January 7, 2026, January 22, 2026;

●	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on October 30, 2025; and

●	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A filed on October 28, 2024 (File No. 001-42388) under the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Datacentrex, Inc., 470 W 200 N STE 18 Salt Lake City, UT 84103; (800) 403-6150.

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Datacentrex, Inc.

23,661,884 Shares of Common Stock

Offered by Selling Stockholders

PRELIMINARY PROSPECTUS

                 , 2026

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of securities being registered. All amounts are estimates except for the SEC registration fee.

Item	Amount to be paid
SEC registration fee	$6,307
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000

Total	$41,307

Item 15. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

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The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 16. Exhibits and Financial Statement Schedules

2.1	Agreement and Plan of Merger, dated as of August 19, 2025, by and among Thumzup Media Corporation, TZUP Merger Sub., Inc. and Dogehash Technologies, Inc. (incorporated by reference to Exhibit 2.1 to Company’s Current Report on Form 8-K filed with the SEC on August 22, 2025).

3.1	Articles of Incorporation, filed on October 27, 2020, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 dated October 9, 2024).

3.2

Certificate of Amendment to the Articles of Incorporation, filed on November 4, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 9, 2024).

3.3

Certificate of Amendment to Amended and Restated Articles of Incorporation dated December 15, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2025).

3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 9, 2024).

3.5	Articles of Merger, effective December 15, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2025).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 10, 2021).

4.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated December 15, 2025 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2025).

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of Haynie & Company, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page to this registration statement)

107*	Filing Fee Table

*	Filed herewith.

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Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on January 28, 2026.

DATACENTREX, INC

By:	/s/ Parker Scott
Parker Scott
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Datacentrex, Inc. hereby severally constitute and appoint Parker Scott, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Parker Scott	Chief Executive Officer and Chairman of the Board of Directors	January 28, 2026
Parker Scott	(Principal executive officer)

/s/ Robert Steele	Chief Financial Officer	January 28, 2026
Robert Steele	(Principal Financial and Accounting Officer) and Director

/s/ Christopher Ensey	Director	January 28, 2026
Christopher Ensey

/s/ Allan Evans	Director	January 28, 2026
Allan Evans

/s/ Christopher Moe	Director	January 28, 2026
Christoper Moe

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